UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

CENTRAL VIRGINIA BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-24002 (Commission File Number)	54-1467806 (IRS Employer Identification No.)

2036 New Dorset Road Post Office Box 39 Powhatan, Virginia (Address of principal executive offices)	23139-0039 (Zip Code)

Registrant’s telephone number, including area code:  (804) 403-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.

Changes in Registrant’s Certifying Accountant.

On March 15, 2005, Central Virginia Bankshares, Inc. (the “Registrant”) engaged Yount, Hyde & Barbour, P.C. as the Registrant’s independent auditor for the year ending December 31, 2005. The engagement of Yount, Hyde & Barbour, P.C. was recommended and approved by the Audit Committee of the Registrant’s Board of Directors.

During the two most recent fiscal years and through March 15, 2005, the Registrant did not consult with Yount, Hyde & Barbour, P.C. regarding (1) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Registrant’s financial statements or (2) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

On March 15, 2005, at the regularly scheduled meeting of the Board of Directors, Fleming V. Austin and Garland L. Blanton, Jr. advised the Board of their decision to retire from the Registrant’s Board of Directors effective as of the date of the Registrant’s 2005 Annual Meeting of Shareholders.  Accordingly, they have declined to stand for re-election to the Board at such meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VIRGINIA BANKSHARES, INC.

(Registrant)

By:  /s/ Charles F. Catlett, III

Charles F. Catlett, III

Senior Vice President and

Chief Financial Officer

 Date: March 18, 2005